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                                                                   EXHIBIT  3.41

                               STATE OF DELAWARE
                            CERTIFICATE FOR RENEWAL
                             AND REVIVAL OF CHARTER

Hawes-Saunders Broadeast Properties, Inc., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

      1.    The name of this corporation is Hawes Saundars Broadcast
            Properties, Inc.

      2. Its registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400 Street, City of Wilmington, Zip Code 19801 County of New Castle the name and address of its registered agent is Corporation Services Company 2711 Centerville Road, Wilmington, DE 19801.

      3. The date of filing of the original Certificate of Incorporation in Delaware was August 3, 1990.

      4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 29th day of February same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

      5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 2000, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

      IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters W. Lawrence Patrick the last and acting authorized officer hereunto for his/her hand to this certificate this 20th day of February A.D. 2003.

                                        By: /s/ W. Lawrence Patrick
                                            ---------------------------
                                                Authorized Officer

                                        Name: W. Lawrence Patrick
                                              -------------------------
                                                Print or Type

                                        Title: Interim Manager by order of
                                               ------------------------------
                                               U.S. Bankruptcy Court, attached
                                               hereto as Exhibit A.

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:16 PM 02/24/2003
  030127098 - 2237889